EXHIBIT 3 ii

                        MOLTER SERIES FUNDS, INC. BY-LAWS



ARTICLE I  - OFFICES



Section I. The principal office of the Corporation shall be in the City of

Tucson, County of Pima, State of Arizona. The Corporation shall also have offices at such other places as the Board of Directors may from time to time determine and the business of the Corporation may require.



ARTICLE II - STOCKHOLDERS AND STOCK CERTIFICATES



Section 1. Every stockholder of record shall be entitled to a stock certificate representing the shares owned by him. Stock certificates shall be in such form as may be required by law and as the Board of Directors shall prescribe. Every stock certificate  shall be signed by  the President or a  Vice
President and by

the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secre-

tary, and sealed with the corporate seal, which may be a facsimile, either en-

graved or printed. Whenever permitted by law, the Board of Directors may au-

thorize the issuance of stock certificates bearing the facsimile signatures of the officers authorized to sign such certificates.



Section 2. Shares of the capital stock of the Corporation shall be transferable only on the books of the Corporation by the person in whose name such shares are registered, or by his duly authorized transfer agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly au-

thenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the corporation or its duly authorized transfer agent. No transfer shall be made unless and until the certificate issued to the transferor shall be delivered to the Corporation, or its duly authorized trans-

fer agent, properly endorsed.



Section 3. Any person desiring a certificate for shares of the capital stock of the Corporation to be issued in lieu of one lost or destroyed shall make an affidavit or affirmation setting forth the loss or destruction of such stock certificate, and shall advertise such loss or destruction in such manner as the

Board of Directors may require, and shall, if the Board of Directors shall so require, give the Corporation a bond of indemnity, in such form and with such security as may be satisfactory to the Board, indemnifying the Corporation a-

gainst any loss that may result upon the issuance of a new stock certificate.

Upon receipt of such affidavit and proof of publication of the advertisement of such loss or destruction, and the bond, if any, required by the Board of Direct-

ors, a new stock certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.



Section 4. The Corporation shall be entitled to treat the holder of record any share or shares of its capital stock as the owner thereof, & accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Arizona.











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



ARTICLE III - MEETING OF STOCKHOLDERS



Section 1. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of general business shall be held at the principal office of the Corporation, or at such other place within or without the State of Arizona as the Board of Directors may from time to time prescribe, on the third Tuesday in November at 8:00 PM in each year, unless that day shall be duly designated as a legal holiday, in which event the annual meeting of the stockholders shall be held on the first day following which is not a holiday. The place of the annual meeting of the stockholders of the Corp-

oration shall not be changed within sixty days next before the day on which such meeting is to be held. A notice of any change in the place of the annual meet-

ing shall be given to each stockholder twenty days before the election is held.



Section 2. Special meetings of the stockholders may be called at any time by the President, and shall be called at any time by the President, or by the Sec-

retary, upon the written request of a majority of the members of the Board of

Directors, or upon the written request of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and en-

titled to vote at such meeting. Upon receipt of a written request from any per-

son or persons entitled to call a special meeting, which shall state the object of the meeting, it shall be the duty of the President; or, in his absence, the

Secretary, to call such meeting to be held not less than ten days nor more than sixty days after the receipt of such request. Special meetings of the stock-

holders shall be held at the principal office of the Corporation, or at such other place within or without the State of Arizona as the Board of Direct-

ors may from time to time direct, or at such place within or without the State of Arizona as shall be specified in the notice of such meeting.



Section 3. Notice of the time and place of the annual or any special meeting of the stockholders shall be given to each stockholder entitled to notice of such meeting at least ten days prior to the date of such meeting. In the case of special meetings of the stockholders, the notice shall specify the object or ob-

jects of such meeting, and no business shall be transacted at such meeting other than that mentioned in the call.



Section 4. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders, or the date for payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or ex-

change of capital stock shall go into effect, or for a period of not exceeding sixty days in connection with the obtaining of the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights of the date when any change or conversion or exchange of capital stock shall go into effect,

or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date as aforesaid.



Section 5. At least ten days before every election of directors of the Corpor-

ation, the Secretary shall prepare and file in the office where the election is to be held a complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each stockholder and the number of voting shares held by him, and such list shall at all times,

during the usual hours for business and during the whole time of said election,



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



be open to the examination of any stockholder.



Section 6. At all meetings of the stockholders, a quorum shall consist of the persons representing a majority of the outstanding shares of the capital stock of the Corporation entitled to vote at such meeting. In the absence of a quorum no business shall be transacted except that the stockholders present in person or by proxy and entitled to vote at such meeting shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. At any such adjourned meeting at which a quor-

um shall be present, any business may be transacted which might have been trans-

acted at the meeting on the date specified in the original notice. If a quorum is present at any meeting the holders of the majority of the shares of the Corp-

oration issued and outstanding and entitled to vote at the meeting who shall be present in person or by proxy at the meeting shall have power to act upon all matters properly before the meeting, and shall also have power to adjourn the meeting to any specific time or times, and no notice of any such adjourned meet-

ing need be given to stockholders absent or otherwise.



Section 7. At all meetings of the stockholders the following order of business shall be substantially observed, as far as it is consistent with the purpose of the meeting:

                        Election of Directors

                        Ratification of Elections of Auditors

                         New Business



Section 8. At any meeting of the stockholders of the Corporation every stock holder having the right to vote shall be entitled in person or by proxy appoint-

ed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting unless such instrument provides for a longer period, to one vote for each share of stock having voting power re-

gistered in his name on the books of the corporation.





ARTICLE IV - DIRECTORS



Section 1. The Board of Directors shall consist of not less than three nor more than twelve members, who may be any persons, whether or not they hold any shares of the capital stock of the corporation.



Section 2. The directors shall be elected annually by the stockholders of the

Corporation at their annual meeting, and shall hold office for the term of one year and until their successors shall be duly elected and shall qualify.



Section 3. The Board of Directors shall have the control and management of the business of the Corporation, and in addition to the powers and authority by these by-laws expressly conferred upon them, may, subject to the provisions of the laws of the State of Pennsylvania and of the Certificate of Incorporation,

exercise all such powers of the Corporation and do all such acts and things as are not required by law or by the Certificate of Incorporation to be exercised or done by the stockholders.



Section 4. If the office of any director becomes or is vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining di-

rectors may by vote of a majority of said directors choose a successor or suc-

cessors who shall hold office for the unexpired term; provided that vacancies on the Board of Directors may be so filled only if, after the filling of the same,

at least two-thirds of the directors then holding office would be directors elected to such office by the stockholders at a meeting or meetings called for the purpose. In the event that at any time less than a majority of the direct-

ors were so elected promptly as possible and in any event within sixty days for



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the purpose of electing directors to fill any vacancy which has not been filled

by the directors in office. Any other vacancies in the Board of Directors not filled by the directors may also be filled for an unexpired term by the stock-

holders at a meeting called for that purpose.



Section 5. The Board of Directors shall have power to appoint, and at its dis-

cretion to remove or suspend, any officer, officers, managers, superintendents,

subordinates, assistants, clerks, agents & employees, permanently or temporari-

ly, as the Board may think fit, and to determine their duties and to fix, & from time to time change, their salaries or emoluments, & to require security in such instances and in such amounts as it may deem proper. No contract of employment for services to be rendered to the Corporation shall be of longer duration than two weeks, unless such contract of employment shall be in writing, signed by the officers of the Corporation and approved by the Board of Directors.



Section 6. In case of the absence of an officer of the Corporation, or for any other reason which may seem sufficient to the Board of Directors, the Board may delegate his powers and duties for the time being to any other officer of the

Corporation or to any director.



Section 7. The Board of Directors may, be resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in such resolution or resolutions, shall have and may exercise the pow-

ers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolu-

tion adopted by the Board of Directors. Any such committee shall keep regular minutes of its proceedings, and shall report the same to the Board when requir-

ed.



Section 8. The Board of Directors may hold their meetings and keep the books of the Corporation, except the original or duplicate stock ledger, outside of the

State of Arizona at such place or places as they may from time to time de-

termine.



Section 9. The Board of Directors shall have power to fix, and from time to time to change the compensation, if any, of the directors of the Corporation.



Section 10. The Board of Directors shall present at each annual meeting of the shareholders, and, when called for by vote of the stockholders, at any special meeting of the stockholders, a full and clear statement of the business and con-

condition of the Corporation.





ARTICLE V - DIRECTORS MEETINGS



Section 1. Regular meetings of the Board of Directors shall be held without no-

tice at such times and places as may be free from time to time prescribed by the

Board.



Section 2. Special meetings of the Board of Directors may be called at any time by the President, and shall be called by the President upon the written request of a majority of the members of the Board of Directors. Unless notice is waived by all the members of the Board of Directors, notice of any special meeting shall be sent to each director at least twenty-four hours prior to the date of such meeting, and such notice shall state the time, place and object or objects of such special meeting.





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



Section 3. Three member of the Board of Directors shall constitute a quorum for the transaction of business at any meeting. The act of a majority of the di-

rectors present at any meeting where there is a quorum shall be the act of the

Board of Directors, except as may be otherwise specifically provided by statue or by the Certificate of Incorporation or by these by-laws.



Section 4. The order of business at meetings of the Board of Directors shall be described from time to time by the Board.





ARTICLE VI - OFFICERS AND AGENTS



Section 1. At the first meeting of the Board of Directors after the election of directors in each year, the Board shall elect a President, a Secretary and a

Treasurer,  and may elect or appoint one or more Vice
Presidents, Assistant Sec-

retaries, Assistant Treasurers, and such other officers and agents as the Board may deem necessary and as the business of the Corporation may require.



Section 2. The President and the Chairman of the Board shall be elected from the membership of the Board of Directors, but other officers need not be members of the Board of Directors. Any two or more offices may be held by the same per-

son. All officers of the Corporation shall serve for one year and until their successors shall have been duly elected and shall have qualified; provided, how-

ever, that any officer may be removed at any time, either with or without cause,

by action of the Board of Directors.



Section 3. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.





ARTICLE VII - DUTIES OF OFFICERS



PRESIDENT



Section 1. The President shall be the Chief Executive Officer and head of the

Corporation, and in the recess of the Board of Directors shall have the general control and management of its business and affairs, subject, however, to the re-

gulations of the Board of Directors. He shall preside at all meetings of the stockholders and shall be a member exofficio of all standing committees.



Section 2. The President shall call all special or other meetings of the stock-

holders and Board of Directors. In case the President shall at any time neglect or refuse to call a special meeting of the stockholders when requested so to do by a majority of the directors, or by the stockholder representing a majority of the stock of the Corporation, as is elsewhere in these by-laws provided, then and in such case, such special meeting shall be called by the Secretary, or in the event of his neglect or refusal to call such meeting, may be called by a ma-

jority of the directors or by the stockholders representing a majority of the stock of the Corporation, who desire such special meeting, as the case may be,

upon notice as hereinbefore provided. In case the President shall at any time neglect or refuse to call a special meeting of the Board of Directors when re-

quested to do so by a majority of the Directors, as is elsewhere in these by-laws provided, then and in such case, such special meeting may be called by the majority of the directors desiring such special meeting, upon notice as hereinbefore provided.



VICE PRESIDENTS



Section 3.  In case of the absence of the President, the Vice
President,  or, if

there be more than  one Vice President,  then the Vice
Presidents,  according to



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



their seniority, shall preside at the meetings of the stockholders of the Corp-

oration. In the event of the absence, resignation, disability or death of the

President, such Vice President shall exercise all the powers and perform all the duties of the President until the return of the President or until such disabil-

ity shall have been removed or until a new President shall have been elected.



THE SECRETARY AND ASSISTANT SECRETARIES



Section 4. The Secretary shall attend all meetings of the stockholders and shall record all the proceedings thereof in a book to be kept for that purpose and he shall record all the proceedings thereof in a book to be kept for that purpose and he shall be the custodian of the corporate seal of the Corporation.

In the absence of the Secretary, an Assistant Secretary or any other person appointed or elected by the Board of Directors, as is elsewhere in these by-laws provided, may exercise the rights and perform the duties of the Secretary.



Section 5. The Assistant Secretary, or, if there be more than one Assistant

Secretary, then the Assistant Secretaries in the order of their seniority shall,

in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. Any Assistant Secretary elected by the Board shall also perform such other duties and exercise such other powers as the Board of

Directors shall from time to time prescribe.



THE TREASURER AND ASSISTANT TREASURERS



Section 6. The Treasurer shall keep full and correct accounts of the receipts and expenditures of the Corporation in books belonging to the Corporation, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation and in such depositories as may be designated by the Board of

Directors, and shall, if the Board shall so direct, give bond with sufficient security and in such amount as may be required by the Board of Directors for the faithful performance of his duties. He shall disburse funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as the chief fiscal officer of the corporation, and of the financial condition of the Corporation.



Section 7. The Assistant Treasurer, or if there be more than one Assistant

Treasurer, then the Assistant Treasurers in the order of their seniority, shall,

in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. Any Assistant Treasurer elected by the Board shall also perform such duties and exercise such powers as the Board of Directors shall from time to time prescribe.





ARTICLE VIII - CHECKS, DRAFTS, NOTES, ETC.



Section 1. All checks shall bear the signature of such person or persons as the

Board of Directors may from time to time direct.



Section 2. All notes and other similar obligations and acceptances of drafts by the Corporation shall be signed by such person or persons as the Board of Di-

rectors may from time to time direct.



Section 3. Any officer of the Corporation or any other employee, as the Board of

Directors may from time to time direct, shall have full power to endorse for deposit all checks and all negotiable paper drawn payable to his or their order or to the order of the Corporation.





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



ARTICLE IX - CORPORATE SEAL



Section 1. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words Corpor-

ate Seal, Arizona. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.





ARTICLE X - DIVIDENDS



Section 1. Dividends upon the shares of the capital stock of the Corporation may, subject to the provisions of the Certificate of Incorporation, if any, be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.



Section 2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for re-

pairing or maintaining any property of the Corporation, or for such other pur-

pose as the Board of Directors shall deem to be for the best interests of the

Corporation, and the Board of Directors may abolish any such reserve in the man-

ner in which it was created.





ARTICLE XI - FISCAL YEAR



Section 1. The fiscal year of the Corporation shall begin on January 1 of each year, and end on December 31 of each year.





ARTICLE XII - NOTICES



Section 1. Whenever under the provisions of these by-laws notice is required to be given to any director or stockholder, it shall not be construed to mean per-

sonal notice, and such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, add-

ressed to such director or stockholder at such address as shall appear on the books of the Corporation, or, if the address of such director or stockholder does not appear on the books of the Corporation, to such director or stockholder at the General Post Office in the City of Tucson, Arizona and such notice shall be deemed to be given at the time it shall be so deposited in the post office or letter box. In the case of directors, such notice may also be given by telephone, telegraph or cable.



Section 2. Any notice required to be given under these by-laws may be waived in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein.



Section 3. Each director and officer (and his heirs, executors, and adminis-

trators) shall be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Corporation, except in relation to any action, suits or proceed-

ings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the con-

duct of his office. In the absence of any adjudication which expressly finds that the director or officer is so liable or which expressly absolves him of liability for willful misfeasance, bad faith, gross negligence or reckless dis-



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

regard of the duties involved in the conduct of his office, or in the event of a settlement, each director and officer (and his heirs, executors and administrat-

ors) shall be indemnified by the Corporation against payments made, including reasonable costs determination by a written opinion of independent counsel.

Amounts paid in settlement shall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit or proceeding had been liti-

gated to a conclusion. Such a determination by independent counsel, and the payments of amounts by the Corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceed-

ings on the grounds that the person indemnified was liable to the Corporation or its  security holders  by reason of  the conduct as used herein.
The  foregoing

provisions shall be exclusive of any other rights of indemnification to which the officers and directors might otherwise be entitled.





ARTICLE XIII - AMENDMENTS



Section 1. These by-laws may be amended, altered, repealed or added to at the annual meeting of the stockholders of the Corporation or of the Board of Direct-

ors, or at any special meeting of the stockholders or of the Board of Directors called for that purpose, by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation then issued and outstanding and entitled to vote, or by a majority of the Whole Board of Directors, as the case may be.





ARTICLE XIV - INVESTMENT RESTRICTIONS



The by-laws of the Fund provide the following fundamental investment restric-

tions; the Fund may not, except by approval of a majority of the voting securi-

ties present at a duly called meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) of more than 50% of the outstanding voting securities, whichever is less:



(a)  Act as underwriter for securities of other issuers.



(b) Borrow money or purchase securities on margin, but may obtain such short term credit as may be necessary for clearance of purchases and sales of se-

     curities for temporary or emergency purposes in an amount not exceeding 5%

     of the value of its total assets.



(c)  Sell securities short.



(d) Invest in securities of other investment companies except as part of a mer-

     ger,   consolidation,   or  purchase  of  assets   approved
by  the  Funds

     shareholders or by purchases with no more than 10% of the Fund's assets in the open market involving only customary broker's commissions.



(e) Invest more than 25% of its assets at the time of purchase in any one ind-

     ustry.



(f) Make investments in commodities, commodity contracts or real estate al-

     though the Fund may purchase and sell securities of companies which deal in real estate or interests therein.



(g) Make loans. The purchase of a portion of a readily marketable issue of publicly distributed bonds, debentures or other debt securities will not be considered the making of a loan.



(h) Acquire more than 10% of the securities of any class of another issue,

     treating all preferred securities of an issuer as a single class and all



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



     debt securities as a single class, or acquire more than 10% of the voting securities of another issuer.



(I)  Invest in companies for the purpose of acquiring control.



(j) The fund may not purchase or retain securities of any issuer if those off-

     icers  and  directors  of  the  Fund  or  its  Investment
Adviser  owning

     individually more than 1/2 of 1% of any class of security collectively own more than 5% of such class of securities of such issuer.



(k)  Pledge, mortgage or hypothecate any of its assets.



(l) Invest in securities which may be subject to registration under the Securi-

     ties Act of 1933 prior to sale to the public or which are not at the time of purchase readily saleable.



(m) Invest more than 5% of the total Fund assets, taken at market value at the time of purchase, in securities of companies with less than three year's continuing operation, including the operation of any predecessor.



(n) Issue senior securities.

















































































                                     - 9 -





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